As filed with the Securities and Exchange Commission on September 11, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DOUBLE EAGLE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(310) 209-7280

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Eli Baker

Vice President, General Counsel and Secretary

2121 Avenue of the Stars, Suite 2300

Los Angeles, CA 90067

(310) 209-7280

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Joel L. Rubinstein Elliott M. Smith McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 Tel: (212) 547-5400 Fax: (212) 547-5444	Michael Johns Maples and Calder P.O. Box 309 Ugland House South Church Street Grand Cayman, KY1-1104 Cayman Islands Tel: 1 (345) 949-8066	Gregg A. Noel Jonathan B. Ko Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 Telephone: (213) 687-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-206356

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $.0001 par value, and one warrant(2)	9,200,000 Units	$10.00	$92,000,000	$10,690.40
Class A ordinary shares included as part of the units(3)	9,200,000 Shares	—	—	—	(4)
Warrants included as part of the units(3)	9,200,000 Warrants	—	—	—	(4)
Total			$92,000,000	$10,690.40

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered and includes 1,200,000 units, consisting of 1,200,000 Class A ordinary shares and 1,200,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-206356).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $460,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-206356) which was declared effective by the Securities and Exchange Commission on September 10, 2015. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $92,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 9,200,000 additional units, consisting of one Class A ordinary share, $0.0001 par value per share, and one warrant of Double Eagle Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1, including 1,200,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each warrant entitles the holder thereof to purchase one-half of one Class A ordinary share at a price of $5.75 per one-half share ($11.50 per whole share). Warrants may be exercised only for a whole number of Class A ordinary shares. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-206356) (the “Prior Registration Statement”), initially filed by the Registrant on August 13, 2015 and declared effective by the Securities and Exchange Commission on September 10, 2015. The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of September 11, 2015), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than September 11, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.  All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-206356) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of McDermott Will & Emery LLP.
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of McDermott Will & Emery LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of September, 2015.

DOUBLE EAGLE ACQUISITION CORP.

/s/ Jeff Sagansky
Jeff Sagansky
President and Chief Executive Officer and Director

POWER OF ATTORNEY

Each of the undersigned executive officers and directors of Double Eagle Acquisition Corp. hereby severally constitute and appoint each of Jeff Sagansky, Eli Baker and James A. Graf as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and any and all post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeff Sagansky	President and Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2015
Jeff Sagansky

/s/ James A. Graf	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer	September 11, 2015
James A. Graf	and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of McDermott Will & Emery LLP.
5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of McDermott Will & Emery LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (included on Exhibit 5.2).
24	Power of Attorney (included on signature page).